Exhibit (h.32)

AMENDMENT TO SUBLICENSE AGREEMENT

This Amendment to the Sublicense Agreement dated June 1, 2002 (the “Agreement”) between Barclays Global Investors, N.A. (“BGI”), a national banking association, and iShares Trust (“iShares”), a Delaware statutory trust, is effective as of January 4, 2007.

WHEREAS, pursuant to Section 7 of the Agreement the parties may amend the Agreement from time to time; and

NOW THEREFORE, Exhibit A is hereby deleted in its entirety and amended to read as attached.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the License Agreement to be executed as of the date first set forth above.

BARCLAYS GLOBAL INVESTORS, N.A.

By:__/s/ Michael Latham_________

Name: Michael Latham

Title: Managing Director

By:__/s/ Fred Jheon ____________

Name: Fred Jheon

Title: Principal

iSHARES TRUST

By:__/s/ Stephanie Allen________

Name: Stephanie Allen

Title: Assistant Secretary

Exhibit A

Lehman Brothers 1-3 Year Treasury Index

Lehman Brothers 7-10 Year Treasury Index

Lehman Brothers 20+ Year Treasury Index

Lehman Brothers Treasury Index

Lehman Brothers Government/Credit Index

Lehman U.S. Credit Index

Lehman Brothers U.S. Aggregate Index

Lehman Brothers Treasury Inflation Note Index

Lehman Short Treasury Bond Index

Lehman 3-7 Year Treasury Bond Index

Lehman 10-20 Year Treasury Bond Index

Lehman 1-3 Year Credit Bond Index

Lehman Intermediate Credit Bond Index

Lehman Credit Bond Index

Lehman Intermediate Government/Credit Bond Index

Lehman Government/Credit Bond Index

Lehman MBS Fixed-Rate Bond Index